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                                                                    Exhibit 21

                         Subsidiaries of the Registrant

Freedom Securities Holding Corporation - Massachusetts

Freedom Capital Management Corporation - Massachusetts
Freedom Distributors Corporation - Massachusetts
Freedom Trust Company - New Hampshire

The Sutro Group - Nevada
Sutro and Co. Incorporated - Nevada
Sutro Real Estate Corporation - California
Sutro Leasing Corporation - California
Sutro Equipment Leasing Corporation - California
Sutro Investment Partners, Inc. - California
Sutro Specialists, Inc. - California
Sutro Agency Corporation - California
Computer Systems Design, Inc. - California

Tucker Anthony Holding Corporation - Massachusetts
TADCO Alpha, Inc. - New York
TADCO Bravo, Inc. - New York
T.A. of Delaware, Inc. - Delaware
Tucker Anthony Leasing Corporation - Massachusetts
Tucker Anthony Realty Corporation - Massachusetts
Tucker Anthony Incorporated - Massachusetts
Gabriele, Hueglin & Cashman, Inc. - New York
GH&C Advertising Agency, Inc. - New York
Tucker Anthony Insurance, Inc. - Massachusetts
Tucker Anthony Insurance Agency of Maine, Inc. - Maine
Tucker Anthony Agency of N.Y., Inc. - New York
Tucker Anthony Insurance Agency of N.H., Inc. - New Hampshire

Freedom Clearing Corporation - Massachusetts

Freedom Services Corporation - Delaware

Freedom Specialist, Inc. - Delaware

Tocqueville Asset Management L.P. - New York

Cleary Gull & Reiland Inc.